Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of John Hancock Bond Trust of our reports dated July 12, 2021 and July 15, 2021 relating to the financial statements and financial highlights, of each of the funds listed in Appendix A (collectively, the “Funds”), which appears in the Fund’s Annual Reports on Form N-CSR for the year ended May 31, 2021. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Policy Regarding Disclosure of Its Portfolio Holdings” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 24, 2021

Appendix A

Fund Name	Opinion Date
John Hancock Investment Grade Bond Fund	July 12, 2021
John Hancock Government Income Fund	July 12, 2021
John Hancock High Yield Fund	July 12, 2021
John Hancock ESG Core Bond Fund	July 12, 2021
John Hancock Short Duration Bond Fund	July 15, 2021

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